Exhibit 99.2

                              Cyanotech Corporation
                Fiscal Year 2005 Third Quarter Financial Results
                            Moderator: Laura Guerrant
                                January 27, 2005
                                  5:30 p.m. EST


OPERATOR: Good afternoon and welcome to today's Cyanotech Corporation fiscal year 2005 third quarter financial results conference call. At this time all lines have been placed on a listen only mode and the floor will be open for questions following today's presentation. It is now my pleasure to turn the call over to your host, Miss Laura Guerrant, Cyanotech Corporation's Investor Relations Counsel. Laura you may begin.

LAURA GUERRANT, INVESTOR RELATIONS COUNSEL, CYANOTECH CORPORATION: Thank you very much operator and good afternoon everyone. Welcome to the fiscal 2005 third quarter conference call for Cyanotech Corporation. A press release detailing Cyanotech's results for the quarter was distributed via Business Wire after the close of market today, January 27, 2005. The release has been posted to the company's website which is at www.cyanotech.com. To obtain the release, interested parties should go to the investor relation's link followed by the news release link and access the release entitled Cyanotech Corporation Reports Third Quarter Fiscal 2005 Financial Results. I'd like to remind you that during today's call, Cyanotech will make forward-looking statements. Such statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from the statements made. These risk factors are described in the company's most recently filed reports with the SEC on Forms 10-K and 10-Q. The forward-looking statements and risks stated in the conference call are based on current expectations as of today and the company intends no obligation to update them. Now to our conference call. With us today are Dr. Gerald Cysewski, Chairman, President and Chief Executive Officer and Jeff Sakamoto, Chief Financial Officer. Gerry will open the call with a financial review and will provide the strategic and operational overview. Then we'll be happy to take your questions. And with that, I'll turn the call over to Gerry. Gerry?

DR. GERALD CYSEWSKI, CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER, CYANOTECH
CORPORATION: Laura, thank you very much and I'd like to also thank the participants for joining Cyanotech in its third quarter conference call. I'm very pleased with the results of this quarter. The results validate our strategic initiative to increase flexibility in our production systems. Our Company results reflect the ongoing improvement we have made in our operations, allowing us to meet changing market conditions while increasing profitability. Sales of our Spirulina Pacifica and BioAstin products offset the disruption in sales of NatuRose, caused in large part by last summer's typhoons in Japan. Natural astaxanthin, excuse me, natural astaxanthin sales may decrease in the current fourth quarter, but we believe our market remains strong and anticipate resumed growth in fiscal 2006 for such astaxanthin products. Moving forward, we remain confident in our ability to leverage and improve operations to greater, to take greater advantage in the markets in which we compete. With that I'd like to ask Jeff to give some of the financial details. Jeff?

JEFFREY SAKAMOTO, CHIEF FINANCIAL OFFICER, CYANOTECH CORPORATION: Thank you, Gerry. Welcome everyone. Thank you for participating in this investor conference call for the third quarter of fiscal 2005. During the third quarter of our company's fiscal year 2005, which were the three months ended December 31, 2004, Cyanotech Corporation recorded sales of $3,180,000. Costs of goods sold are $2,017,000, gross profit of $1,163,000 and a gross profit margin of 37 percent. For comparison in the third quarter of the prior fiscal year the company reported sales of $3,024,000 and gross profit of $1,184,000. Also for comparison, the company reported sales of $2,998,000 and gross profit of $1,054,000 for the prior sequential quarter, which was the second quarter of the current fiscal year. Operating expenses for the third quarter of fiscal 2005 amounted to $845,000 with income from operations of $318,000. This compares favorably to the level of operating expenses, which were $892,000 for the third quarter of the prior fiscal year and $881,000 for the second quarter of the current fiscal year.

During the quarter ended December 31, 2004, the company recognized other income and an income tax benefit totaling $8,000. As a result Cyanotech Corporation reported net income of $326,000 or $0.02 per common share, both basic and diluted for the third quarter of fiscal 2005. This result compares favorably to



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the comparable quarter of our prior fiscal year where Cyanotech reported net income of $109,000 or $0.01 per common share and the second quarter of the current fiscal year, the prior sequential quarter where the company reported net income of $121,000 or $0.01 per common share.

For the first nine months of fiscal 2005 Cyanotech Corporation reported sales of $8,885,000 with cost of goods sold of $5,781,000 and gross profit of $3,104,000. On a year to date basis, this represents a gross profit margin of 35 percent. This compares favorably to the comparable period of the prior fiscal year where the company reported sales of $8,292,000, cost of goods sold of $5,543,000 and gross profit of $2,749,000. The gross profit margin for the first nine months of the prior fiscal year for comparison purposes was 33 percent. Operating expenses for our first nine months of the current fiscal year amount to $2,452,000 with income from operations of $652,000. Other expense for this period amounted to $71,000 with a tax; excuse me, a tax expense amounting to $21,000.

Net income for the first nine months of fiscal 2005 amounts to $560,000, or $0.03 per common share. This year to date result compares quite favorably with the first nine months of the prior fiscal year where the company reported a net loss of $42,000, or $0.00 per common share. At December 31, 2004 the company had cash and cash equivalents of $2,582,000 and reported working capital of $4,991,000. For the sake of comparison, at the beginning of our current fiscal year Cyanotech reported cash and cash equivalents of $2,531,000 and working capital of $4,083,000.

With that I will turn the conference call back over to Dr. Cysewski.

DR. GERALD CYSEWSKI: Well Jeff, thank you very much. That was a very good and detailed discussion of our financial performance. Operator, with that I think we could open the floor for questions.

OPERATOR: Thank you. The floor is now open for questions. If you do have a question please press star, one on your touch-tone telephones at this time. Once again to ask a question it is star then one on your phones at this time. Please note that while asking a question we do ask that you pick up your handset to provide optimum sound quality. Our first question is coming from Jonathan Zeigler.

JONATHAN ZIEGLER, JM DUTTON ASSOCIATES: Good afternoon guys, or good morning in your case and a very good quarter. It was a pleasant, made pleasant reading. I had a couple of questions. One is Gerry, I may have missed something you said but I'm wondering if you could give a little more detail on how the order rates are looking for astaxanthin, NatuRose, Spirulina? Where do you think, I guess one thing would be the product mix for the quarter just ended and then how the outlook is for the next quarter in the New Year?

DR. GERALD CYSEWSKI: OK. Well let me speak a little bit first in general terms. As I mentioned in my opening remarks, that our sales of NatuRose has been disrupted primarily due to the typhoons this summer in Japan.

JONATHAN ZIEGLER:  Right.

DR. GERALD CYSEWSKI: Going forward, the quarter we're currently in we don't expect to see those sales rebound because it's winter in Japan. It's cold and the fish don't eat a lot and they don't eat a lot of NatuRose that's in the feed. So we don't expect to rebound in the Japanese market for NatuRose until the quarter beginning April 1st, the first quarter of our next fiscal year.

JONATHAN ZIEGLER:  OK.

DR. GERALD CYSEWSKI: In terms of a product mix or breakdown...

JONATHAN ZIEGLER:  Yes, the quarter just ended.

DR. GERALD CYSEWSKI: For the quarter just ended - our sales of Spirulina products was about $1.8 million, sales of all natural astaxanthin products was $1.32 million.

JONATHAN ZIEGLER: Right and are you expecting that in the fourth quarter it's going to be a similar mix with the Spirulina predominating?

DR. GERALD CYSEWSKI: Yes.



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JONATHAN ZIEGLER: OK. Also do you have any numbers, Jeff, yet, on the source and use of funds or specifically perhaps, capex and depreciation?

JEFFREY SAKAMOTO: OK. Jonathan you're asking about fixed assets, capital expenditures?

JONATHAN ZIEGLER:  The capex for the quarter just ended.  Yeah, right.

JEFFREY SAKAMOTO: Well you know the statement of changes in cash, or cash flow, is done on a year to date basis. I have those figures available for you and basically the first nine months of this year our capital expenditures amounted to about $544,000. That's in line with what we expected when we undertook the project to convert our ponds from purely Spirulina cultivation being able to cultivate the astaxanthin algae.

JONATHAN ZIEGLER: Right. And can you send, could you e-mail me that, the source and use for the nine months?

JEFFREY SAKAMOTO: Actually at this point it's not posted but it will be available relatively shortly.

JONATHAN ZIEGLER:  OK.  Do you know when?

JEFFREY SAKAMOTO: I expect to have it posted within the next couple of weeks, Jonathan.

JONATHAN ZIEGLER:  OK, and what about depreciation?

JEFFREY SAKAMOTO: The depreciation expense for the period, let's see, we had an increase in depreciation, well, as natural, an increase in depreciation expense for the quarter or for the nine months here. We've got depreciation expense of about $332,000 for the quarter.

JONATHAN ZIEGLER: Thanks Jeff. Tell me about the pond conversion; anything new to discuss there? Are you on schedule? Are you changing the numbers? Anything we should be aware of?

DR. GERALD CYSEWSKI: You know our ultimate goal in the pond conversion is to convert ten Spirulina ponds to astaxanthin production, Jonathan.

JONATHAN ZIEGLER:  Right.

DR. GERALD CYSEWSKI: That remains our ultimate goal; however, with the downturn in demand primarily related to the Japanese market, we stopped our conversion and continued to produce Spirulina in those ponds. Right now we have six Spirulina ponds either converted or nearly converted and at the present time we are culturing astaxanthin in four of those six converted ponds. The remaining four ponds to be converted can be changed over to astaxanthin production very quickly. The reason for this is that we essentially have all; I essentially mean 95 percent of all the process equipment in place to handle the increased capacity and a lot of the plumbing done. So probably within two to two and a half months we can quickly convert those remaining four Spirulina ponds to astaxanthin to meet market demand. When we do that the ultimate increase in our capacity for astaxanthin production will be 70 percent from the pre-conversion.

JONATHAN ZIEGLER: Great. That's great, that's a great run down and update. One of the other things that really impressed me on this quarter was your expense control and I'm wondering if you could comment on that looking out. Do you think you've run the course on that or can you keep expenses where they are; do you see further room for improvement?

JEFFREY SAKAMOTO: Well let me field that for us here. This is Jeff. Jonathan, I think that we've got a pretty good handle on our operating expenses as a whole, but as you know, there are changes in corporate governance and in regulations.

JONATHAN ZIEGLER:  Yeah right, yeah.

JEFFREY SAKAMOTO: Not the least of which are of course, Sarbanes-Oxley Act of 2002. That'll mean an increase that we've anticipated for the next year in general and administrative expenses. I expect that to be no more than a 10 percent to 12 percent range in increase there. We can adjust our operating



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expenses as necessary to meet the needs of our business to sustain our profitability and I think we've demonstrated that pretty well over the past five quarters.

JONATHAN ZIEGLER: Right, but I guess with Sarbanes-Oxley, do you have a number on what that might be costing you or...

JEFFREY SAKAMOTO: Well as I said, the range is between 10 and 12 percent of G&A expenses.

JONATHAN ZIEGLER: Of G&A. OK. So does that, so is there a control in G&A that can offset that or do we look for G&A in this next quarter to increase as a percentage of sales?

JEFFREY SAKAMOTO: Well, I think Cyanotech Corporation along with just about every other publicly traded entity is feeling some of the pain of...

JONATHAN ZIEGLER:  Yeah sure.  Oh, I understand that.

JEFFREY SAKAMOTO: We anticipate that the level of expenses will be, as I said, 10 to 12 percent higher due to compliance issues.

JONATHAN ZIEGLER:  OK, sure.

JEFFREY SAKAMOTO: And we expect that level to be monitored very closely in the future. If the opportunities for reducing those G&A expenses are there, you know we will take advantage of them.

JONATHAN ZIEGLER:  OK.

DR. GERALD CYSEWSKI: You know, one other thing Jonathan, is that we certainly are committed to doing clinical trials to support our, the health benefits of BioAstin for the human nutrition market.

JONATHAN ZIEGLER:  Yup.

DR. GERALD CYSEWSKI: Also could expect to see the research and development expenses increase somewhat.

JONATHAN ZIEGLER:  OK.  Good point.  And that should begin fairly soon?

DR. GERALD CYSEWSKI: Yes.

JONATHAN ZIEGLER: OK. What about, any new customers that you're lining up or is there any change in the customer mix at all or anything new going on there? And then I have one final question after that and I'll let you go on to someone else.

JEFFREY SAKAMOTO: Well as far as the new customers are concerned, we're not prepared to speak to that in this call, but what's your next question?

JONATHAN ZIEGLER:  Your tax rate; what your outlook is.

JEFFREY SAKAMOTO: The outlook for the tax rate as you, you asked me that question last quarter. You're pretty consistent.

JONATHAN ZIEGLER: Well, you know, I'm an old guy so it takes a long way to change habits.

JEFFREY SAKAMOTO: No, I understand. The income tax rate, as I said last quarter, is affected by loss carry forwards.

JONATHAN ZIEGLER:  Yes.  Right.

DR. GERALD CYSEWSKI: It's also dependent on what each of our divisions does. As you know, these are consolidated financial statements and they present Cyanotech Corporation, Nutrex Hawaii Incorporated and Cyanotech Japan YK. Depending on how the tax rates flow from each of those will determine where we land. I expect a tax rate of a range of 5 to 7 percent moving forward for the next year.



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JONATHAN ZIEGLER:  OK.  Thanks very much guys.

DR. GERALD CYSEWSKI: Thank you, Jonathan.

OPERATOR: Thank you. Once again, if there are any further questions it is star, one on your telephone keypad. Sir, we have no further questions at this time.

DR. GERALD CYSEWSKI: Well let me just wrap things up and repeat one statement that I made at the beginning and that is that we believe that our markets for astaxanthin products remains strong and we anticipate future growth in fiscal 2006. Moving ahead we are committed to clinical trials to support the health effects, beneficial health effects of BioAstin. In this vein we are in the later stages of planning three clinical trials. We will be investing in such to improve our process efficiency and we're committed to developing new products.

 With that I'd like to thank everybody very much for...

OPERATOR:  Pardon me sir?

DR. GERALD CYSEWSKI: Yes.

OPERATOR: I apologize. We actually just had another question pop into the queue from Mr. John Gay.

DR. GERALD CYSEWSKI: OK, certainly.

JOHN GAY, THE QUIET INVESTMENTS: Hi guys. Thank you for taking the call. I congratulate you on a very nice quarter. The question that I had regarding new markets was already disavowed I guess, but I was curious also about the possibility of new products, which you have just skirted for a moment. Do you have something in sight there?

DR. GERALD CYSEWSKI: Well we certainly are committed to developing new products. We have had an analysis of a number of potential product candidates. We've chosen two for further examination. I know realistically a new product from Cyanotech will not be on the market for at least a year, possibly a year and a half. But we are moving in that direction.

JOHN GAY: But what sort of a market would it be. As I say, a significant, large market or a niche market?

DR. GERALD CYSEWSKI: Well certainly the products, one of the criteria that we use for evaluating new products was indeed that -- that would address a significant, large market and a market with potential growth. And I must say though that it is a product that would be directed to the nutraceutical industry, human nutrition.

JOHN GAY:  Thank you.

DR. GERALD CYSEWSKI: And health supplements.

OPERATOR:  Thank you., sir.  We have no further questions.

DR. GERALD CYSEWSKI: Well with that I think I've already done my closing statement here. Just reiterate we are committed to developing new products and investing to improve our process efficiencies and moving ahead with clinical trials. Jeff, do you have anything to add?

JEFFREY SAKAMOTO:  Nothing at this time.  Thank you, gentlemen.

DR. GERALD CYSEWSKI: Thank you very much.

OPERATOR: Thank you. This concludes today's conference. Please disconnect all lines and have a great day.

END



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